Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of AMNEX, Inc. of our report dated June 28, 1996 relating to the consolidated financial statements of Capital Network System, Inc., for the years ended September 30, 1993, 1994 and 1995, which appear in the Exhibit to Amendment No. 1 to Form 8-K for an event dated June 28, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE

Austin, TX
November 6, 1996